Exhibit (e)(xxix) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K


                                    Exhibit G
                                     to the
                             Distributor's Contract

                              VISION GROUP OF FUNDS


               Vision Managed Allocation Fund - Moderate Growth II


      In consideration of the mutual covenants set forth in the Distributor's Contract dated the 1st day of November, 2000 between Vision Group of Funds and Federated Securities Corp., Vision Group of Funds executes and delivers this Exhibit on behalf of the Portfolios first set forth in this Exhibit.

      Witness the due execution hereof this 1st day of March, 2002.


                                    VISION GROUP OF FUNDS


                                    By:  /s/ Beth S. Broderick
                                       ---------------------------
                                    Name:  Beth S. Broderick
                                    Title:  Vice President


                                    FEDERATED SECURITIES CORP.


                                    By:  /s/ Peter J. Germain
                                       ---------------------------
                                    Name:  Peter J. Germain
                                    Title:  Vice President


                                              Exhibit (e)(xxx) under Form N-1A
                                             Exhibit 1 under Item 601/Reg. S-K


                                  Exhibit H
                                    to the
                            Distributor's Contract

                            VISION GROUP OF FUNDS


                       Vision Large Cap Growth Fund II
                        Vision Large Cap Value Fund II

      The following provisions are hereby incorporated and made part of the Distributor's Contract dated the 1st day of November, 2000, between VISION GROUP OF FUNDS and FEDERATED SECURITIES CORP. with respect to the Funds set forth above.

      1. The Trust hereby appoints FSC to engage in activities principally intended to result in the sale of shares of the above-listed Funds ("Shares"). Pursuant to this appointment, FSC is authorized to select a group of Broker/Dealers or Financial Institutions ("Institutions") to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Trust, and to render sales related services to the Trust and its shareholders.

      2. During the term of this Agreement, the Trust will pay FSC for services pursuant to this Agreement, a monthly fee computed at the annual rate of .25 of 1% of the average aggregate net asset value of each individual Fund listed above held during the month. For the month in which this Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month.

      3. FSC may from time-to-time and for such periods as it deems appropriate reduce its compensation to the extent any Fund's expenses exceed such lower expense limitation as FSC may, by notice to the Trust, voluntarily declare to be effective.

      4. FSC will enter into separate written agreements with various firms to provide certain of the services set forth in Paragraph 1 herein. FSC, in its sole discretion, may pay Institutions a periodic fee in respect of Shares owned from time to time by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by FSC in its sole discretion.

      5. FSC will prepare reports to the Board of Trustees of the Trust on a quarterly basis showing amounts expended hereunder including amounts paid to Institutions and the purpose for such payments.

      In consideration of the mutual covenants set forth in the Distributor's Contract dated the 1st day of November, 2000 between Vision Group of Funds and Federated Securities Corp., Vision Group of Funds executes and delivers this Exhibit on behalf of the Funds first set forth in this Exhibit.


      Witness the due execution hereof this 1st day of March, 2002.


                                    VISION GROUP OF FUNDS


                                    By:  /s/ Beth S. Broderick
                                       ---------------------------
                                    Name:  Beth S. Broderick
                                    Title:  Vice President


                                    FEDERATED SECURITIES CORP.


                                    By:  /s/ Peter J. Germain
                                       ---------------------------
                                    Name:  Peter J. Germain
                                    Title:  Vice President


                                             Exhibit (e)(xxxi) under Form N-1A
                                             Exhibit 1 under Item 601/Reg. S-K



                                  Exhibit I
                                    to the
                            Distributor's Contract

                            VISION GROUP OF FUNDS

                              Class B Shares of:
              Vision Managed Allocation Fund - Aggressive Growth
             Vision Managed Allocation Fund - Conservative Growth
               Vision Managed Allocation Fund - Moderate Growth

      The following provisions are hereby incorporated and made part of the Distributor's Contract dated the 1st day of November, 2000, between VISION GROUP OF FUNDS and FEDERATED SECURITIES CORP. with respect to Classes of the Funds set forth above.

      1. The Trust hereby appoints FSC to engage in activities principally intended to result in the sale of shares of the above-listed Classes ("Shares"). Pursuant to this appointment, FSC is authorized to select a group of Broker/Dealers or Financial Institutions ("Institutions") to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Trust, and to render sales related services to the Trust and its shareholders.

      2. During the term of this Agreement, the Trust will pay FSC for services pursuant to this Agreement, a monthly fee computed at the annual rate of .75 of 1% of the average aggregate net asset value of each individual Fund listed above held during the month. For the month in which this Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month.

      3. FSC may from time-to-time and for such periods as it deems appropriate reduce its compensation to the extent any Classes' expenses exceed such lower expense limitation as FSC may, by notice to the Trust, voluntarily declare to be effective.

      4. FSC will enter into separate written agreements with various firms to provide certain of the services set forth in Paragraph 1 herein. FSC, in its sole discretion, may pay Institutions a periodic fee in respect of Shares owned from time to time by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by FSC in its sole discretion.

      5. FSC will prepare reports to the Board of Trustees of the Trust on a quarterly basis showing amounts expended hereunder including amounts paid to Institutions and the purpose for such payments.


      In consideration of the mutual covenants set forth in the Distributor's Contract dated the 1st day of November, 2000 between Vision Group of Funds and Federated Securities Corp., Vision Group of Funds executes and delivers this Exhibit on behalf of the Funds, and with respect to the separate Classes of Shares thereof, first set forth in this Exhibit.

      Witness the due execution hereof this 1st day of March, 2002.

                                    VISION GROUP OF FUNDS


                                    By:  /s/ Beth S. Broderick
                                       ---------------------------
                                    Name:  Beth S. Broderick
                                    Title:  Vice President


                                    FEDERATED SECURITIES CORP.


                                    By:  /s/ Peter J. Germain
                                       ---------------------------
                                    Name:  Peter J. Germain
                                    Title:  Vice President